CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of United Nations Trade Finance Securities Center (the “Company”) on Form 10-QSB for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lord Dr. Masaaki Ikawa, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending March 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending March 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of United Nations Trade Finance Securities Center.

Dated: May 10, 2007

/s/ Lord Dr. Masaaki Ikawa

Lord Dr. Masaaki Ikawa
Chief Executive Officer and
Principal Financial Officer